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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 15, 2000, relating to the financial statements and financial highlights which appears in the May 31, 2000 Annual Report to Shareholders of the Reserve New York Tax-Exempt Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Custodian, Independent Accountant and Counsel" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, NY
July 28, 2000